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                                   EXHIBIT 21







                            CROGHAN BANCSHARES, INC.


                         Subsidiaries of the Registrant


                                   State of                 Percentage of
          Subsidiary             Incorporation             securities owned

 The Croghan Colonial Bank(1)        Ohio                        100%


(1)  The subsidiary's principal office is located in Fremont, Ohio.